Earl M. Cohen, C.P.A., P.A.
                        -------------------------------
                          Certified Public Accountant
                     2505 N.W. Boca Raton Blvd. * Suite 202
                           Boca Raton, Florida 33431
                    Tel.: (561) 347-1608 Fax: (561) 417-9984


December 13, 2005



U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549


Re: Financial Ventures, Inc.


We have read Financial Ventures, Inc.'s statements to be included under Item 4 of its Form 8-K report regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.


Very truly yours,


/s/ Earl M. Cohen, C.P.A., P.A.